Exhibit 10.15

EMMAUS MEDICAL, INC.

Promissory Note
(Cash Interest With Warrant)
(On Demand Up to Two Years)

Principal Amount: $ 205,000	Date: February 10, 2012

FOR VALUE RECEIVED, Emmaus Medical, Inc., a Delaware corporation, located at 20725 S. Western Ave., Suite 136, Torrance, CA 90501 (“Borrower”) agrees to pay to Lan T. Tran (“Lender”), the sum of $205,000 U.S. Dollars (“Principal Amount”), together with accrued interest thereon at the rate of eleven percent (11%) per annum, under the following terms and conditions of this Promissory Note (“Note”).

1.                                      Terms of Repayment (Balloon Payment): Simple interest at the rate of eleven percent (11%) per annum will accrue on the outstanding Principal Amount commencing on the date of this Note until called by Lender or until the two (2) year anniversary of the Loan Date, and the Borrower shall make quarterly payments of interest only, as set forth in Attachment 1 hereto. The entire unpaid Principal Amount and any accrued interest thereon shall become immediately due and payable on Lender’s request.

2.                                      Prepayment: This Note may be prepaid in whole or in part at any time without premium or penalty. All prepayments shall be in cash, and first be applied to accrued interest, and then to outstanding Principal Amount.

3.                                      Place of Payment: All payments due under this Note shall be sent to the Lender’s address, set forth in Attachment 1, hereto, or at such other place as the holder of this Note may subsequently designate in writing to the Borrower.

4.                                      Warrant: Lender is entitled to the warrant to purchase 56,945 shares. The warrant shall be exercisable within three (3) years of Loan Date. The warrant share price shall be $1.00.

5.                                      Acceleration of Debt: If the Borrower fails to make any payment due under the terms of this Note or seeks relief under the U.S. Bankruptcy Code, or suffers an involuntary petition in bankruptcy or receivership that is not vacated within thirty (30) days, the entire balance of this Note and any interest accrued thereon shall be immediately due and payable to the holder of this Note.

6.                                      Modification: No modification or waiver of any of the terms of this Agreement shall be allowed unless by written agreement signed by the parties. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

7.                                      Assignment: Neither this Note, nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Borrower or by the Lender without the prior written consent of the other party, except in connection with an assignment in whole to a successor corporation to Borrower, provided that such successor corporation acquires all or substantially all of Borrower’s property and assets and Lender’s rights hereunder are not impaired.

8.                                      Complete Note: This Note is the complete and exclusive statement of agreement of the parties with respect to matters in this Note. This Note replaces and supersedes all prior written or oral agreements or statements by and among the parties with respect to the matters covered by it. No representation, statement, condition or warranty not contained in this Note is binding on the parties.

9.                                      Severability of Provisions: If any portion of this Note is deemed unenforceable, all other provisions of this Note shall remain in full force and effect.

10.                               Choice of Law: All terms and conditions of this Note shall be interpreted under the laws of the State of California, United States of America.

IN WITNESS WHEREOF, the Borrower has caused this PROMISSORY NOTE to be executed by a duly authorized officer as of the date first written above.

Emmaus Medical, Inc.

By:	/s/ Willis C. Lee
Willis C. Lee, COO

ATTACHMENT 1

Lender’s Name:

Lender’s Address:

Principal Amount:	USD $

Quarterly Interest at 11%
Per Annum on Principal Amount:	$